Exhibit 99.1

AMERICAN RENAL ASSOCIATES ANNOUNCES SECOND QUARTER 2011 RESULTS

Beverly, Massachusetts (August 11, 2011) – American Renal Associates Holdings, Inc., and its subsidiary American Renal Holdings, Inc. announced results today for the quarter ended June 30, 2011. Financial and operating highlights include:

•

Revenues – Revenues for the three and six months ended June 30, 2011 were $89.6 million and $174.3 million, respectively, as compared to $74.1 million and $145.7 million, respectively, for the same periods in 2010.

•

Adjusted EBITDA(1) – Adjusted EBITDA for the three and six months ended June 30, 2011 was $16.7 million and $31.0 million, respectively. This compares to Adjusted EBITDA on a pro forma basis(2) for the three and six months ended June 30, 2010 of $12.6 million and $25.1 million respectively.

•	Center Activity – As of June 30, 2011, we provided services at 101 outpatient dialysis centers serving 6,913 patients. During the second quarter of 2011, we opened 4 new denovo centers.

•

Volume – Total treatments for the second quarter of 2011 were 252,917 or 3,243 treatments per day, representing a per day increase of 20.3% over the second quarter of 2010. Non-acquired treatment growth was 15.2% in the second quarter.

American Renal Associates will hold a conference call to discuss its results for the second quarter ended June 30, 2011 today at 5:00 p.m. Eastern Time. The live call can be accessed by dialing either 1-877-407-8029 or 201-689-8029.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. We undertake no obligation to update our forward-looking statements.

(1)	This press release includes Adjusted EBITDA, Adjusted EBITDA including noncontrolling interests and Pro Forma Adjusted EBITDA, all of which are not financial measures defined by Generally Accepted Accounting Principles (GAAP). See Reconciliation of Non-GAAP Financial Measures section at the end of this press release for the definitions of these measures as well as their reconciliations to net income.
(2)	See discussion and reconciliation of historical to pro forma results on pages 5 and 6.

(1)

About American Renal Associates

American Renal Associates LLC (“ARA”) is the operating subsidiary of American Renal Associates Holdings, Inc. and is a leading owner and provider of outpatient kidney dialysis centers operating centers in partnership with nephrologists throughout the United States. The Company’s unique operating philosophy merges physician autonomy, leading edge patient care and financial partnership between the nephrologists and ARA. Consequently, ARA has become one of the largest providers of outpatient kidney dialysis services in the nation with more than 101 facilities owned. ARA centers are located in 19 states and the District of Columbia. For more information, visit www.americanrenal.com.

Contact:

Jonathan Wilcox

Chief Financial Officer

978-922-3080 ext. 385

(2)

American Renal Associates Holdings, Inc.

Consolidated Statements of Operations

Three Months Ended June 30, 2011

(unaudited and in thousands)

	Successor	Successor	Predecessor
	Three Months Ended June 30, 2011	May 8 through June 30, 2010	April 1 through May 7, 2010
Net operating revenues	$89,641	$43,602	$30,462
Operating expenses:
Patient care costs	53,295	29,014	19,630
General and administrative	9,329	6,990	3,918
Merger and transaction-related costs	186	14,687	5,612
Depreciation and amortization	4,364	2,349	1,337
Provision for (recoveries) uncollectible accounts	1,110	650	(1,480)

Total operating expenses	68,284	53,690	29,017

Operating Income (loss)	21,357	(10,088)	1,445
Interest expense, net	(9,583)	(3,320)	(1,487)

Income (loss) before income taxes	11,774	(13,408)	(42)
Income tax expense (benefit)	869	(1,626)	(138)

Net income (loss)	10,905	(11,782)	96
Less: Net income attributable to noncontrolling interests	(9,587)	(4,042)	(3,024)

Net income (loss) attributable to ARAH	$1,318	$(15,824)	$(2,928)

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American Renal Associates Holdings, Inc.

Consolidated Statements of Operations

Six Months Ended June 30, 2011

(unaudited and in thousands)

	Successor	Successor	Predecessor
	Six Months Ended June 30, 2011	May 8 through June 30, 2010	January 1 through May 7, 2010
Net operating revenues	$174,309	$43,602	$102,094
Operating expenses:
Patient care costs	107,575	29,014	66,042
General and administrative	19,717	6,990	10,016
Merger and transaction-related costs	222	14,687	7,378
Depreciation and amortization	8,713	2,349	4,429
Provision for (recoveries) uncollectible accounts	2,374	650	(334)

Total operating expenses	138,601	53,690	87,531

Operating Income (loss)	35,708	(10,088)	14,563
Interest expense, net	(16,624)	(3,320)	(5,717)

Income (loss) before income taxes	19,084	(13,408)	8,846
Income tax expense (benefit)	774	(1,626)	2,264

Net income (loss)	18,310	(11,782)	6,582
Less: Net income attributable to noncontrolling interests	(17,136)	(4,042)	(9,266)

Net income (loss) attributable to ARAH	$1,174	$(15,824)	$(2,684)

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American Renal Associates Holdings, Inc.

Pro Forma Consolidated Statement of Operations

Three Months Ended June 30, 2010

(unaudited and in thousands)

Set forth below is our summary historical and pro forma consolidated statements of income for the periods indicated. The unaudited consolidated statements of income give effect to the pro forma adjustments as if the “Merger” and “Transactions” occurred as of January 1, 2010. See the American Renal Holdings, Inc. form S-4 as filed with the Securities and Exchange Commission on November 4, 2010 for a definition of the “Merger” and “Transactions”. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated statement of income is presented for informational purposes only. The unaudited pro forma statement of income does not purport to represent what our results of operations would have been had the adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations for any future period or as of any future date.

The Merger was accounted for as a business combination using the acquisition method of accounting. The pro forma information presented includes all adjustments required to reflect the fair value of assets, both tangible and intangible, acquired, liabilities assumed and noncontrolling interests based upon valuations of assets acquired, liabilities assumed and noncontrolling interests.

	Historical (a)		Pro Forma Adjustments		Pro Forma Results
	Successor	Predecessor			Three Months
	May 8 through June 30, 2010	April 1 through May 7, 2010			Ended June 30, 2010
Net operating revenues	$43,602	$30,462	$—		$74,064
Operating expenses:
Patient care costs	29,014	19,630	(1,621	)(b)	47,023
General and administrative	6,990	3,918	(2,395	)(c)	8,513
Merger and transaction-related costs	14,687	5,612	(20,299	)(d)	—
Depreciation and amortization	2,349	1,337	309	(e)	3,995
Provision for (recoveries) uncollectible accounts	650	(1,480)	—		(830)

Total operating expenses	53,690	29,017	(24,006)		58,701

Operating Income (loss)	(10,088)	1,445	24,006		15,363
Interest expense, net	(3,320)	(1,487)	(4,711	)(f)	(9,518)

Income (loss) before income taxes	(13,408)	(42)	19,295		5,845
Income tax (benefit) expense	(1,626)	(138)	1,275	(g)	(489)

Net income (loss)	(11,782)	96	18,020		6,334
Less: Net income attributable to noncontrolling interests	(4,042)	(3,024)	123	(h)	(6,943)

Net income (loss) attributable to ARAH	$(15,824)	$(2,928)	$18,143		$(609)

Notes to Pro Forma Adjustments:

(a)	The amounts in these columns represent our historical balances and results for the periods reflected.
(b)	Reflects removing cost associated with accelerated vesting of equity awards of $1,586 and decreased rent expense from the valuation of leases of $35.
(c)	Reflects removing cost associated with accelerated vesting of equity awards of $2,450 offset by a pro forma sponsor management fee of $55.
(d)	Reflects a pro forma adjustment to exclude Transaction costs incurred and expensed by us resulting from the Transactions.
(e)	Reflects increased depreciation and amortization for the allocation of the purchase price to tangible and intangible assets.
(f)	Reflects increased interest expense assuming the Senior Secured Notes, Senior PIK Toggle Notes and Revolving Credit Facility were outstanding on January 1, 2010.
(g)	Reflects the effects of our income tax provision of the pro forma adjustments.
(h)	Reflects the noncontrolling interest impact of the pro forma adjustment to depreciation and amortization.

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American Renal Associates Holdings, Inc.

Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2010

(unaudited and in thousands)

Set forth below is our summary historical and pro forma consolidated statements of income for the periods indicated. The unaudited consolidated statements of income give effect to the pro forma adjustments as if the “Merger” and “Transactions” occurred as of January 1, 2010. See the American Renal Holdings, Inc. form S-4 as filed with the Securities and Exchange Commission on November 4, 2010 for a definition of the “Merger” and “Transactions”. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated statement of income is presented for informational purposes only. The unaudited pro forma statement of income does not purport to represent what our results of operations would have been had the adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations for any future period or as of any future date.

The Merger was accounted for as a business combination using the acquisition method of accounting. The pro forma information presented includes all adjustments required to reflect the fair value of assets, both tangible and intangible, acquired, liabilities assumed and noncontrolling interests based upon valuations of assets acquired, liabilities assumed and noncontrolling interests.

	Historical (a)		Pro Forma Adjustments		Pro Forma Results
	Successor	Predecessor			Six Months
	May 8 through June 30, 2010	January 1 through May 7, 2010			Ended June 30, 2010
Net operating revenues	$43,602	$102,094	$—		$145,696
Operating expenses:
Patient care costs	29,014	66,042	(1,640	)(b)	93,416
General and administrative	6,990	10,016	(2,257	)(c)	14,749
Merger and transaction-related costs	14,687	7,378	(22,065	)(d)	—
Depreciation and amortization	2,349	4,429	1,459	(e)	8,237
Provision for (recoveries) uncollectible accounts	650	(334)	—		316

Total operating expenses	53,690	87,531	(24,503)		116,718

Operating Income (loss)	(10,088)	14,563	24,503		28,978
Interest expense, net	(3,320)	(5,717)	(9,999	)(f)	(19,036)

Income (loss) before income taxes	(13,408)	8,846	14,504		9,942
Income tax (benefit) expense	(1,626)	2,264	(1,820	)(g)	(1,182)

Net income (loss)	(11,782)	6,582	16,324		11,124
Less: Net income attributable to noncontrolling interests	(4,042)	(9,266)	632	(h)	(12,676)

Net income (loss) attributable to ARAH	$(15,824)	$(2,684)	$16,956		$(1,552)

Notes to Pro Forma Adjustments:

(a)	The amounts in these columns represent our historical balances and results for the periods reflected.
(b)	Reflects removing cost associated with accelerated vesting of equity awards of $1,586 and decreased rent expense from the valuation of leases of $54.
(c)	Reflects removing cost associated with accelerated vesting of equity awards of $2,450 offset by a pro forma sponsor management fee of $193.
(d)	Reflects a pro forma adjustment to exclude Transaction costs incurred and expensed by us resulting from the Transactions.
(e)	Reflects increased depreciation and amortization for the allocation of the purchase price to tangible and intangible assets.
(f)	Reflects increased interest expense assuming the Senior Secured Notes, Senior PIK Toggle Notes and Revolving Credit Facility were outstanding on January 1, 2010.
(g)	Reflects the effects of our income tax provision of the pro forma adjustments.
(h)	Reflects the noncontrolling interest impact of the pro forma adjustment to depreciation and amortization.

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American Renal Associates Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	Successor	Successor
	June 30,	December 31,
	2011	2010
Assets
Cash and cash equivalents	$19,705	$21,179
Patient accounts receivable, net	56,421	51,431
Income tax receivable	4,974	1,458
Inventories, prepaid expenses and other current assets	18,602	16,318

Total current assets	99,702	90,386
Property and equipment, net	64,580	62,742
Deferred financing costs, net	5,395	4,973
Intangible assets, net	36,655	38,511
Other long-term assets	1,557	1,592
Goodwill	501,790	501,790

Total assets	$709,679	$699,994

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$50,752	$49,923
Amount due to sellers	2,901	5,083
Current portion of long-term debt	4,187	4,096
Current portion of capital lease obligation	49	48

Total current liabilities	57,889	59,150
Long-term debt, less current portion	381,558	245,594
Capital lease obligations, less current portion	137	162
Other long-term liabilities	2,780	2,881
Deferred tax liabilities	13,807	13,807
Noncontrolling interests subject to put provisions	44,602	44,236
Total equity	208,906	334,164

Total liabilities & equity	$709,679	$699,994

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American Renal Associates Holdings, Inc.

Supplemental Business Metrics

(unaudited)

	Successor		Pro Forma	Successor	Pro Forma
	Three Months Ended June 30, 2011	Three Months Ended March 31, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Volume
Treatments	252,917	243,238	210,303	496,155	413,331
Number of treatment days	78	77	78	155	155
Treatments per day	3,243	3,159	2,696	3,201	2,667
Non-acquired growth year over year	15.2%	14.3%	14.8%	14.7%	17.3%
Revenue
Net operating revenues (in thousands)	$89,641	$84,668	$74,064	$174,309	$145,696
Net operating revenues per treatment	$354.43	$348.09	$352.18	$351.32	$352.49
Per treatment increase (decrease) from previous quarter	$6.34	$4.14	$(0.64)	N/A	N/A
Expenses
Patient care costs
Amount (in thousands)	$53,295	$54,280	$47,023	$107,575	$93,416
As a % of net operating revenues	59.5%	64.1%	63.5%	61.7%	64.1%
Per treatment	$210.72	$223.16	$223.60	$216.82	$226.01
Per treatment increase (decrease) from previous quarter	$(12.44)	$3.91	$(4.99)	N/A	N/A
General and administrative expenses
Amount (in thousands)	$9,329	$10,388	$8,513	$19,717	$14,749
As a % of net operating revenues	10.4%	12.3%	11.5%	11.3%	10.1%
Per treatment	$36.89	$42.71	$40.48	$39.74	$35.68
Per treatment increase (decrease) from previous quarter	$(5.82)	$11.11	$10.44	N/A	N/A
Provision for uncollectible accounts
Percentage of revenue	1.2%	1.5%	-1.1%	1.4%	0.2%
Adjusted EBITDA
Adjusted EBITDA including noncontrolling interests (in thousands)	$26,274	$21,875	$19,559	$48,149	$37,759
Adjusted EBITDA (in thousands)	$16,687	$14,326	$12,616	$31,013	$25,083
Accounts receivable DSO (days)	57	62	56	N/A	N/A

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American Renal Associates Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures:

(unaudited and in thousands)

To supplement our consolidated financial statements prepared in accordance with GAAP, we use the following measures defined as Non-GAAP measures by the SEC: Adjusted EBITDA (including noncontrolling interests) and Adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to ARAH before income taxes, interest expense, depreciation and amortization, and we further adjust for other non-cash charges and non-recurring charges. We believe this information is useful for evaluating our business and understanding our operating performance in a manner similar to management. We believe Adjusted EBITDA is helpful in highlighting trends because Adjusted EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, we present Adjusted EBITDA because it is one of the components used in the calculations under the covenants contained in our revolving credit facility. Adjusted EBITDA is not a measure of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of income or cash flow data prepared in conformity with GAAP, or as measures of profitability or liquidity. In addition, Adjusted EBITDA may not be comparable to similarly titled measures for other companies. Adjusted EBITDA may not be indicative of historical operating results, and we do not mean for it to be predictive of future results of operations or cash flows. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this item in isolation, or as a substitute for an analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•	does not include interest expense—as we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows;

•

does not include depreciation and amortization—because construction and operation of our dialysis clinics requires significant capital expenditures, depreciation and amortization are a necessary element of our costs and ability to generate profits;

•	does not include stock-based compensation expense;

•	does not reflect changes in, or cash requirements for, our working capital needs; and

•	does not include certain income tax payments that represent a reduction in cash available to us.

The following table presents the reconciliation from net income to Adjusted EBITDA for the periods indicated:

	Successor		Pro Forma	Successor	Pro Forma
	Three Months Ended June 30, 2011	Three Months Ended March 31, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Reconciliation of Net income to Adjusted EBITDA:
Net income	$10,905	$8,183	$6,334	$18,310	$11,124
Interest expense	9,583	5,750	9,518	16,624	19,036
Income tax expense	869	418	(489)	774	(1,182)
Depreciation and amortization	4,364	4,349	3,995	8,713	8,237
Merger and transaction-related costs	186	36	—	222	—
Stock-based compensation	194	2,968	53	3,162	218
Management fee	173	171	140	344	278
Specified legal costs	—	—	8	—	48

Adjusted EBITDA (including noncontrolling interests)	$26,274	$21,875	$19,559	$48,149	$37,759
Less: Net income attributable to noncontrolling interests	(9,587)	(7,549)	(6,943)	(17,136)	(12,676)

Adjusted EBITDA	$16,687	$14,326	$12,616	$31,013	$25,083

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American Renal Associates Holdings, Inc.

Supplemental information

(unaudited)

The following tables present our selected consolidating financial information for American Renal Associates Holdings, Inc. (ARAH) and American Renal Holdings Inc. (ARH) which you should read in conjunction with our condensed consolidated financials.

	For the Three Months Ended June 30, 2011			For the Pro Forma Three Months Ended June 30, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Interest expense, net	($3,755)	($5,828)	($9,583)	($3,873)	($5,645)	($9,518)
Income tax (benefit) expense	(1,491)	2,360	869	(1,538)	1,049	(489)

	For the Six Months Ended June 30, 2011			For the Pro Forma Six Months Ended June 30, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Interest expense, net	($5,046)	($11,578)	($16,624)	($7,746)	($11,290)	($19,036)
Income tax (benefit) expense	(2,004)	2,778	774	(3,077)	1,895	(1,182)

	As of June 30, 2011			As of December 31, 2010
	ARAH	ARH	Total	ARAH	ARH	Total
Assets
Cash and cash equivalents	$307	$19,398	$19,705	$2,940	$18,239	$21,179
Deferred financing costs, net	684	4,711	5,395	—	4,973	4,973
Liabilities and Equity
Current portion of long-term debt	—	4,187	4,187	—	4,096	4,096
Long-term debt, less current portion	133,921	247,637	381,558	—	245,594	245,594

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